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                                   EXHIBIT 4.2

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                  THIS STOCK OPTION AGREEMENT (the "Agreement") entered into as of this 1st day of April, 2001, between SFBC International, Inc. (the "Company") and Raymond R. Carr (the "Employee"), an employee of the Company's subsidiary, SFBC Charlotte, Inc. ("Charlotte"). References to the Company in this Agreement shall also include Charlotte, except where referring to the Options and the shares of common stock.

         WHEREAS, by action taken by the Board on the above date, it has been determined that in order to enhance the ability of the Company to attract and retain qualified employees, it will grant the Employee the right to purchase common stock of the Company pursuant to non-qualified options.

         NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

         1. Grant of Non-Qualified Options. The Company irrevocably grants to
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the Employee, as a matter of separate agreement and not in lieu of salary or other compensation for services, the right and option (the "Options") to purchase all or any part of an aggregate of 50,000 shares of authorized but unissued or treasury common stock of the Company on the terms and conditions herein set forth. The common stock shall be unregistered unless the Company voluntarily files a registration statement covering such shares with the Securities and Exchange Commission. The Options are not intended to be Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1954, as amended (the "Code").

         2. Price.  The exercise price of the shares of common stock
            -----
subject to the Options shall be $9.15 per share.

         3. Vesting: When Exercisable.
            -------------------------

            (a) Provided that the Employee is employed by the Company on the respective dates below, the Options shall vest as follows:

                  Dates                                         No. of Shares
                  -----                                         -------------

                  June 30, 2001                                     8,333
                  December 31, 2001                                 8,333
                  June 30, 2002                                     8,333
                  December 31, 2002                                 8,333
                  June 30, 2003                                     8,334
                  December 31, 2003                                 8,334

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                           (1)     The vesting date of all Options shall
accelerate in the event of any of the following:

                                   (i) the  Company  merges or  consolidates
with or into any other corporation or entity except a transaction where the Company is the surviving corporation or a change of domicile merger or similar transaction exempt from registration under the Securities Act of 1933,

                                   (ii) the sale of all or substantially all of
 the Company's assets,

                                   (iii) the sale of at least 90% of the
outstanding Common Stock of the Company to a third party (subsections (i), (ii) and (iii) collectively referred to as an "Acquisition"), or

                                   (iv) the Company is dissolved.

Upon a minimum of 20 days prior written notice to the Employee, all unvested Options shall vest two business days prior to the earlier of (A) the scheduled closing of an Acquisition or proposed dissolution or (B) the actual closing of an Acquisition or proposed dissolution.

                           (2)     Options which do not vest shall be forfeited.
If Options have been exercised prior to vesting and vesting does not occur, the Company shall promptly reimburse the Employee for the amount paid to exercise Options which failed to vest in exchange for the Employee delivering the stock certificate(s) to the Company endorsed to the Company with the signature containing a medallion guarantee.

                  (b) Except as provided in Sections 3(a) and 4 of this Agreement, all Options shall be exercisable through 5:00 p.m. New York time March 31, 2011.

         4.       Termination of Relationship.
                  ---------------------------

                  (a) If for any reason, except death, the Employee resigns as an employee of the Company, all rights granted hereunder shall terminate effective three months from the date of resignation, except as otherwise provided for herein If the Employee becomes disabled while employed by the Company within the meaning of Section 22(e)(3) of the Code, the three month period referred to herein shall be extended to one year.

                  (b) However, notwithstanding any other provision of this Agreement, all Options, whether vested or unvested and any profits therefrom shall be immediately forfeited in the event of:

                      (1) Termination by the Company of employment for Cause as defined in that certain Employment Agreement between the Employee and Charlotte dated of even date herewith;

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                           (2)      Purchasing or selling securities of the
Company without written authorization in accordance with the Company's inside information guidelines then in effect;

                           (3)      Breaching any duty of confidentiality
including that required by the Company's inside information guidelines then in effect;

                           (4)      Competing with the Company;

                           (5)      Being unavailable for consultation after
termination of his relationship with the Company's employ if such availability is a condition of any agreement between the Company and the Employee;

                           (6)      Recruitment of Company personnel after
termination of employment, whether such termination is voluntary or otherwise;

                           (7)      Failure to assign any invention or
technology to the Company if such assignment is a condition of any agreements between the Company and the Employee; and

                  (c) If the Employee shall die while an employee of the Company, his estate or any Transferee, as defined herein, shall have the right within one year from the date of the Employee's death to exercise the Employee's Options to the extent the right to exercise to the Options shall have accrued at the date of death, except to the extent the Options shall have been exercised prior thereto. For the purpose of this Agreement, "Transferee" shall mean a person to whom such shares are transferred by will or by the laws of descent and distribution.

                  (d) No transfer of the Options by the Employee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the letters testamentary or such other evidence as the Board may deem necessary to establish the authority of the state and the acceptance by the Transferee or Transferees of the terms and conditions of the Options.

         5.       Method of Exercise.  The Options shall be exercisable by a
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written notice which shall:

                  (a) state the election to exercise the Options, the number of shares to be exercised, the person in whose name the stock certificate or certificates for such shares of common stock is to be registered, his address and social security number (or if more than one, the names, addresses and social security numbers of such persons);

                  (b) contain such representations and agreements as to the holder's investment intent with respect to such shares of common stock as set forth in Section 9 hereof;

                  (c) be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than the optionee, be accompanied by

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proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Options;

                  (d) be accompanied by full payment of the purchase or exercise price therefor in United States dollars by check.

         The certificate or certificates for shares of common stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Options.

         6.       Adjustments.  Upon the occurrence of any of the following
                  -----------
events, the Employee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Employee and the Company relating to such
Options:

                  (a) If the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of its common stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                  (b) If the Company is to be consolidated with or acquired by another entity pursuant to an Acquisition, the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition; or (ii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options over the exercise price thereof.

                  (c) In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section 6(b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of common stock, the Employee upon exercising Options shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Options prior to such recapitalization or reorganization.

                  (d) Except as expressly provided herein, no issuance by the Company of shares of common stock of any class or securities convertible into shares of common stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company.

                  (e) No fractional shares shall be issued and the Employee shall receive from the Company cash in lieu of such fractional shares.

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            (f) The Board or the Successor Board shall determine the specific adjustments to be made under this Section 6, and its determination shall be conclusive. If the Employee receives securities or cash in connection with a corporate transaction described in Section 6(a), (b) or (c) above as a result of owning such common stock, such securities or cash shall be subject to all of the conditions and restrictions applicable to the common stock with respect to which such securities or cash were issued, unless otherwise determined by the Board or the Successor Board.

         7. Necessity to Become Holder of Record. Neither the Employee nor
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his/her estate, as provided in Section 4(c), shall have any rights as a stockholder with respect to any shares covered by the Options until such person shall have become the holder of record of such shares. No adjustment shall be made for cash dividends or cash distributions, ordinary or extraordinary, in respect of such shares for which the record date is prior to the date on which he/she shall become the holder of record thereof.

         8. Reservation of Right to Terminate Relationship. Nothing contained in
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this Agreement shall restrict the right of the Company to terminate the relationship of the Employee at any time, with or without cause. The termination of the relationship of the Employee by the Company, regardless of the reason therefor, shall have the results provided for in Section 4 of this Agreement.

         9. Conditions to Exercise of Options. In order to enable the Company to
            ---------------------------------
comply with the Securities Act of 1933 (the "Securities Act") and relevant state law, the Company may require the Employee, his estate, or any Transferee as a condition of the exercising of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares subject to the Options are being acquired for his own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

            The Options are subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of common stock subject to the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of,or in connection with the issue or purchase of shares under the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

         10.Duties of Company.  The Company shall at all times during the term
            -----------------
of Options:

            (a) Reserve and keep available for issue such number of shares of its authorized and unissued common stock as will be sufficient to satisfy the requirements of this Agreement;

            (b) Pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith;

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                  (c) Use its best efforts to comply with all laws and
regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

                  11. Severability.  In the event any parts of this
                      ------------
Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

                  12. Arbitration. Any controversy, dispute or claim arising out
                      -----------
of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Miami-Dade County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

                  13. Benefit.  This Agreement shall be binding upon and
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inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

                  14. Notices and Addresses. All notices, offers, acceptance and
                      ---------------------
any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

                  The Employee:       Mr. Raymond R. Carr
                                      408 County Road 138-C
                                      Burnet, Texas  78611

                  The Company:        SFBC International, Inc.
                                      11190 Biscayne Boulevard
                                      North Miami, Florida 33181
                                      Facsimile (305) 895-8616

                  with a copy to:     Michael D. Harris, Esq.
                                      Michael Harris, P.A.
                                      1654 Palm Beach Lakes Blvd., Suite 550
                                      West Palm Beach, Florida 33401
                                      Facsimile: (561) 478-1817

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive

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evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

     15. Attorney's Fees. In the event that there is any controversy or claim
         ---------------
arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

     16. Governing Law. This Agreement and any dispute, disagreement, or issue
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of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations.

     17. Oral Evidence. This Agreement constitutes the entire Agreement between
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the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

     18. Counterparts. This Agreement may be executed in one or more
         ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

     19. Additional Documents. The parties hereto shall execute such additional
         --------------------
instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

     20. Section or Paragraph Headings. Section headings herein have been
         -----------------------------
inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

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     IN WITNESS WHEREOF the parties hereto have set their hands and seals the day and year first above written.

WITNESSES:                                  SFBC INTERNATIONAL, INC.


_______________________________

_______________________________             By:  /s/ Gregory B. Homes
                                               --------------------------------
                                                Gregory B. Holmes
                                                Executive Vice President

                                               EMPLOYEE

_______________________________

_______________________________             By: /s/ Raymond R. Carr
                                               --------------------------------
                                                Raymond R. Carr

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